Exhibit 99.1

FOR IMMEDIATE RELEASE

AML COMMUNICATIONS REPORTS FISCAL YEAR 2011 FIRST QUARTER RESULTS

Company to Host Conference Call Today at 1:00 PM PST

CAMARILLO, California, August 4, 2010 — AML Communications, Inc. (AMLJ.OB) today announced results for the first quarter ended June 30, 2010.  Net sales for the first quarter were $3.7 million, compared to $3.4 million for the quarter ended June 30, 2009.  Net income for the quarter was $314,000, or $0.03 per share, compared to $92,000, or $0.01 per share for the quarter ended June 30, 2009.

First Fiscal Quarter Highlights

•	Net sales of $3.7 million increased from $3.4 million for the same period a year earlier.
•	Net income of $314,000 or $0.03 per share increased from $92,000 or $0.01 per share for the same period a year earlier.
•	Gross margins increased to 50 percent compared with 41 percent a year ago.

CEO Commentary

“We are pleased to deliver another quarter of year-over-year revenue and earnings growth,” said Jacob Inbar, President and Chief Executive Officer of AML. “The quarter reflects growth in sales of integrated assemblies for Unmanned Aerial Vehicles (“UAV”s) and Surveillance applications. Margins increased during the quarter as we reaped the benefits of investments in manufacturing automation. The quarter was also marked by increased engineering activity in preparation for production of integrated assemblies for a recently announced $3.7 Million order, as well as new designs associated with new defense programs.”

“We recently announced the engagement of C. K. Cooper & Company as our financial advisor.  While organic growth is both a short term and long term strategy, C. K. Cooper & Company is expected to be instrumental in executing our growth strategy through acquisitions. For further details on new and existing programs, growth strategy and business outlook, please join us for our conference call later today.”

First Quarter Fiscal 2011 Financial Results Summary (Unaudited)

AML first quarter net sales increased 11 percent to $3.7 million compared with $3.4 million for the quarter ended June 30, 2009. Net income rose 241 percent to $314000, or $0.03 per share, compared with $92,000, or $0.01 per share, a year ago. Gross margin for the quarter was 50% compared with 41% for the same period last year.

Balance Sheet Overview

AML ended the first fiscal quarter of 2011 with a strong financial position including $3.3 million in cash, $9.5 million in working capital, and total stockholders’ equity of $15.6 million.

Conference Call

A conference call to discuss the quarter’s results is scheduled for today, August 4, 2010, at 1:00 p.m. Pacific Time/4:00 p.m. Eastern Time.

The conference call dial-in number is (877) 212-8197 for domestic participants and (816) 249-4432 for international participants. The Conference ID number is 89586809. A recording of the call will be available for playback through the Company’s website,
http://www.amlj.com/ir.html, after 6:00 AM Pacific Time on Thursday, August 5, 2010.

About AML Communications
AML Communications is a designer, manufacturer, and marketer of microelectronic assemblies for the defense industry. Its key customers include Raytheon, Lockheed Martin, Northrop Grumman, L-3 Communications, BAE, and others. The Company’s extensive range of microwave products can be found in leading defense projects. For more information, visit www.amlj.com.

Forward-Looking Statements
This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, the Company’s views on future profitability, commercial revenues, market growth, capital requirements, new product introductions, and are generally identified by words such as ``thinks,’’ ``anticipates,’’ ``believes,’’ ``estimates,’’ ``expects,’’ ``intends,’’ ``plans,’’, “schedules”,  and similar words.  Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: reductions or cancellations in orders from new or existing customers; success in the design of new products; the opportunity for future orders from domestic and international customers including, in particular defense customers; general economic conditions; the limited number of potential customers; variability in gross margins on new products; inability to deliver products as forecast; failure to acquire new customers; continued or new deterioration of business and economic conditions in the wireless communications industry; and intensely competitive industry conditions with increasing price competition.  The Company refers interested persons to its most recent Annual Report on Form 10-K and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and the Company has not assumed any duty to update its forward-looking statements.

Contacts:

Jacob Inbar
President and Chief Executive Officer
AML Communications, Inc
(805) 388-1345, Ext. 201

AML COMMUNICATIONS, INC. & SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Month Periods Ended June 30
	2010	2009

Net sales	$3,733,000	$3,351,000
Cost of goods sold	1,878,000	1,970,000
Gross profit	1,855,000	1,381,000

Operating expenses:
Selling, general & administrative	792,000	694,000
Research and development	522,000	535,000
Total operating expenses	1,314,000	1,229,000

Income from operations	541,000	152,000
Other Income (Expense)
Gain on sale of property & equipment	-	21,000
Interest & other expense	(17,000)	(19,000)
Total other income (expense)	(17,000)	2,000
Income before provision for income taxes	524,000	154,000
Provision for income taxes	210,000	62,000
Net income	$314,000	$92,000

Basic earnings per common share	$0.03	$0.01

Basic weighted average number of shares of common stock outstanding	10,695,000	10,655,000

Diluted earnings per common share	$0.03	$0.01

Diluted weighted average number of shares of common stock outstanding	11,276,000	10,718,000

AML COMMUNICATIONS, INC. & SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	As on June 30, 2010	As on March 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$3,299,000	$3,327,000
Accounts receivable, net	3,117,000	3,148,000
Inventories, net	3,778,000	3,498,000
Note receivable	2,000	4,000
Prepaid expenses	202,000	218,000
Deferred tax asset - current	1,068,000	1,277,000
Total current assets	11,466,000	11,472,000

Property and equipment, at cost	7,623,000	7,417,000
Less: Accumulated depreciation	(5,679,000)	(5,534,000)
Property and equipment, net	1,944,000	1,883,000

Deferred tax asset – Non current	2,931,000	2,931,000
Intangible Assets:
Technologies, net	1,535,000	1,583,000
Patents, net	45,000	51,000
Customer relationship, net	30,000	32,000
Trademarks and brand names	201,000	202,000
Total intangible assets	1,811,000	1,868,000
Deposits	34,000	42,000
Total Assets	$18,186,000	$18,196,000
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Line of credit	$130,000	$132,000
Accounts payable	946,000	832,000
Current portion of notes payable and capital lease obligation	100,000	110,000
Accrued expenses:
Accrued payroll and payroll related expenses	490,000	993,000
Other accrued liabilities	295,000	273,000
Total current liabilities	1,961,000	2,340,000

Long term notes payable	577,000	581,000
Capital lease obligations, net of current portion	84,000	97,000
Line of credit, net of current portion	7,000	29,000

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value: 15,000,000 shares authorized; 10,738,415 and 10,680,915 shares issued and outstanding at June 30, 2010 and March 31, 2010, respectively. 38,600 shares held in treasury as of June 30, 2010	107,000	107,000
Capital in excess of par value	14,296,000	14,203,000
Retained earnings	1,181,000	866,000
Treasury stock – 38,600 shares of treasury stock held	(27,000)	(27,000)
Total stockholders equity	15,557,000	15,149,000
Total Liabilities and stockholders equity	$18,186,000	$18,196,000